TrioResources AG Inc.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 16, 2012 (INCEPTION) THROUGH

SEPTEMBER 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TrioResources AG Inc. (the “Company”)

We have audited the accompanying balance sheet of TrioResources AG Inc. (a development stage company) as of September 30, 2012, and the related statements of operations and comprehensive loss, shareholders' deficit, and cash flows for the period from May 16, 2012 (date of inception) through September 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2012 and the results of its operations and its cash flows for the period from May 16, 2012 (date of inception) through September 30, 2012, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company, it has incurred losses since inception, and it has no established source of revenue. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Toronto, Ontario	Chartered Accountants
December 14, 2012

TrioResources AG Inc.
(An Exploration Stage Company)
Balance Sheet
September 30, 2012

ASSETS
CURRENT ASSETS
Cash	$8,086
Inventory	1,770
Other Receivables	7,553
Prepaid Expenses	2,691
Total Current Assets	20,100

Loan Receivable – Related Party (Note 6)	68,820
Patent Claim (Note 6)	10,374
Property and equipment, net (Note 3)	115,796
TOTAL ASSETS	$215,090

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$62,675

LONG TERM LIABILITIES
Notes Payable (Note 8)	621,049
Note Payable –Related Party (Note 7)	298,135
Total Liabilities	981,859

SHAREHOLDERS’ DEFICIT
Preferred Stock (Note 4)	-
Common Stock (Note 4)	21,664
Excess of purchase price over net asset value (Notes 6 and 7)	(299,105)
Accumulated other comprehensive loss	(10,296)
Deficit accumulated during the exploration stage	(479,032)
Total Shareholders’ Deficit	(766, 769)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$215,090

See accompanying notes to the financial statements

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TrioResources AG Inc.
(An Exploration Stage Company)
Statement of Operations and Comprehensive Loss
Period from May 16, 2012 (Inception) through September 30, 2012

REVENUES	$-

EXPENSES
Depreciation	3,594
Corporate Expenses	295,064
Interest Expense	14,563
Exploration and Development Costs	165,811

Total Expenses	479,032

NET LOSS	(479,032)

Other comprehensive loss:
Foreign currency translation adjustment	(10,296)

COMPREHENSIVE LOSS	$(489,328)

See accompanying notes to the financial statements

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TrioResources AG Inc.
(An Exploration Stage Company)
Statement of Shareholders’ Deficit
Period from May 16, 2012 (Inception) through September 30, 2012

	Common Stock	Common Stock	Excess of purchase price over net asset value	Comprehensive Loss	Total
May 16,2012 (Inception)	-	$-	$-	$-	$-
Issue of shares	2,130,000	21,664			21,664
Foreign currency translation adjustment				(10,296)	(10,296)
Excess of purchase price over net asset value			(299,105)		(299,105)
Deficit accumulated during the exploration stage					(479,032)

Balance, September 30, 2012	2,130,000	$21,664	$(299,105)	$(10,296)	$(766,769)

See accompanying notes to the financial statements

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TrioResources AG Inc.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
Period of May 16, 2012 (Inception) through September 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(479,032)
Adjustment to reconcile net loss to net cash used by operating activities Depreciation	3,594
Changes in assets and liabilities
Increase in other receivable	(7,553)
Increase in inventory	(1,770)
Increase in prepaid expenses	(2,691)
Increase in accounts payables and accrued expenses	62,675
Other, net	(970)
NET CASH USED BY OPERATING ACTIVITIES	(425,747)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in Patented Claim	(10,374)
Advances to Related Party	(68,820)
Increase in Property and Equipment	(119,390)
NET CASH USED BY INVESTING ACTIVITIES	(198,584)

CASH FLOW FROM FINANCING ACTIVITIES

Proceeds from issuance of Notes Payable	621,049
Proceeds from issuance of Common Stock	21,664
NET CASH PROVIDED BY FINANCING ACTIVITIES	642,713

Effect of exchange rate changes on cash	(10,296)

NET INCREASE IN CASH	8,086
CASH, BEGINNING OF PERIOD (INCEPTION)	-
CASH, END OF PERIOD	$8,086

NON-CASH INVESTING AND FINANCING ACTIVITIES
Increase in Convertible Note Payable – Related Party	298,135
Non cash investing and financing activities	(299,105)
NON CASH FINANCIAL ACTIVITIES	(970)

See accompanying notes to the financial statements

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TrioResources AG Inc. (An Exploration Stage Company)

Notes to the Financial Statements

Period from Inception (May 16, 2012) through September 30, 2012

1.	Organization, Nature of Business, Going Concern and Management’s Plans

Organization and Nature of Business

TrioResources AG Inc. (the “Company” or “TrioResources”) was incorporated in the Province of Ontario, Canada on May 16, 2012. TrioResources is considered to be a development stage company as defined under Accounting Standards Codification (“ASC”) 915-205. The Company’s principal business is the exploration of mineral resources on the Company’s existing property and any new properties it may acquire.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in May 2012, the Company has not generated revenue and has incurred a net loss. The Company has a working capital deficit of $42,575 as of September 30, 2012, and incurred a net loss accumulated during the exploration stage of $479,032. Accordingly, it has not generated cash flows from operations and has primarily relied upon debt and equity financing from third parties and related parties to fund its operations. Subsequent to September 30, 2012, the Company has negotiated a (CDN) $500,000 Draw Down facility with Segal Investments Corp. which will provide the Company with working capital which should be sufficient to support the next twelve months’ operations. However, there can be no assurance that such financial support shall be ongoing or available on terms or conditions acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Summary of Significant Account Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in US dollars. The Company’s fiscal year-end is September 30. The Company’s functional currency is CDN dollars. The Company’s reporting currency is the U.S. dollar. Assets and liabilities are translated into the U.S. dollar using the exchange rates at each balance sheet date. Revenue and expenses are translated at average rates prevailing during the reporting period. Shareholders’ equity is translated at historical rates. Adjustments resulting from translating the financial statements into the U.S. dollar are recorded as a separate component of accumulated other comprehensive income (loss) in the statement of shareholders’ equity (deficit).

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Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.

Comprehensive Income (Loss)

For the period ended September 30, 2012 there was a difference between net loss and comprehensive loss in the amount of $10,296 which represented the foreign currency translation adjustment.

Cash

Cash, includes deposits in banks which are unrestricted as to withdrawal or use.

Inventory

Inventory is comprised of ore baring material that is available for immediate concentration and processing. Inventory is valued at the lower of cost or net realizable value.

Mineral Property and Exploration Costs

The Company has been in the exploration stage since its formation on May 16, 2012, and it has been undertaking plans and taking steps to build a facility which will be capable of processing ore.

Before mineralization is classified as “proven and probable” reserves; costs are expensed and classified as Mineral property and exploration costs. Capitalization of mine development project costs, that meet the definition of an asset, begins once mineralization is classified as “proven and probable reserves.”

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to acquire and develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Mineral Properties

Mineral property acquisition costs are capitalized when incurred and will be amortized using the units –of – production method over the estimated life of the reserve following the commencement of production.  If a mineral property is subsequently abandoned or impaired, any capitalized costs will be expensed in the period of abandonment or impairment.

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Acquisition costs include cash consideration and the fair value of shares issued on the acquisition of mineral properties.

Exploration Costs

Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred.  When it is determined that a mineral deposit can be economically developed as a result of establishing proven and probable reserves, the costs incurred after such determination will be capitalized and amortized over their useful lives.  To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all exploration costs are being expensed.

Mining Rights

The Company has determined that its patented mining claims meet the definition of mineral resource asset, as defined by accounting standards, and are tangible assets. As a result, the costs of mining assets are initially capitalized as tangible assets when purchased. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the probable reserves. The Company’s rights to extract minerals are not limited by time. For mining rights in which proven and probable reserves have not yet been established, the Company assesses the carrying value for impairment at the end of each reporting period. During the period ended September 30, 2012, the Company did not record any impairment charges.

Impairment of Long Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. Management believes no impairment exists as of September 30, 2012.

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Fair Value Measurements and Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. The Company uses a fair value hierarchy that has three levels of inputs, both observable and unobservable. Accounting standards require utilization of the highest level of input to determine fair value. The three levels of input are as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable and cooberated by little or no market data.

The Company’s asset recorded at fair value is cash, which is based on Level 1 inputs.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts, and for tax loss and credit carry-forwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company determines its income tax expense in each of the jurisdictions in which it operates. The income tax expense includes an estimate of the current income tax expense, as well as deferred income tax expense, which results from the determination of temporary differences arising from the different treatment of items for book and tax purposes.

The Company files income tax returns in Canada and the Province of Ontario.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

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Recently Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all non-owner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 in 2012 did not have a material impact on the presentation of the Company's financial statements.

3.	Property and Equipment

On June 15, 2012, the Company acquired property and equipment from 2023682 Ontario Inc., a commonly-controlled related party (see Note 6). The cost of these acquired assets was recorded at the same historical carrying values reflected in the accounts of 2023682 Ontario Inc.

Equipment and buildings consist of the following as of September 30, 2012:

Equipment	$102,417
Buildings	16,973

119,390
Less accumulated depreciation	(3,594)

$115,796

Depreciation expense was $3,594 for the period ended September 30, 2012. Equipment and buildings are depreciated on a straight line basis over their estimated useful lives: equipment 15 years, and buildings 20 years.

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At September 30, 2012, the Company also has mining property patent claims of $10,374. These patent claims provide the Company with mining rights to certain land located in Cobalt, Ontario, Canada.

The value of these claims will be amortized on a per tonne basis based on the production of existing inventory. No amortization was taken for the period ended September 30, 2012 as there was no production.

4.	Stockholders’ Equity:

The Company’s authorized capital consists of common stock with an unlimited number of common shares authorized, with no par value and 25,000,000 Class A Preferred Shares authorized.  At September 30, 2012, there were no Class A Preferred Shares issued or outstanding, and there were 2,130,000 common shares issued and outstanding.

During the period from inception through September 30, 2012, the Company issued 2,130,000 founders shares of its common stock for gross proceeds of $21,664 (CDN $21,300) at a price of $0.01 per share.

Note 5 – Income Taxes

At September 30, 2012, the Company has approximately $316,819 of non-capital loss carry-forwards which expire in 2032.

Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities. The Company’s net deferred tax assets, which consist of non-capital loss carry forwards, of approximately $83,957, property and equipment of $77,977, exploration and development costs of $66,926 and inventory of $34,031 have been fully reserved, effectively by a valuation allowance, because management does not believe realization of the deferred tax assets is more likely than not at the balance sheet date.

A reconciliation of income tax benefit computed at the federal and provincial combined tax rate of 26.5% to the effective income tax rate is as follows:

Federal rate	11%
Provincial rate	15.5
Valuation allowance	(26.5)
Effective rate	0%

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6.	Related Party Transactions:

On June 15, 2012, the Company purchased certain assets from 2023682 Ontario Inc., a related party in which the Company’s CEO was the sole director of 2023682 Ontario Inc. The value of the assets purchased by the Company was carried over at the historical carrying amounts that were recorded by the related party. The purchase consideration consisted of cash of CDN $100,000 and a promissory note in the amount of CDN $500,000 (see Note 7). Because the purchase was from a commonly controlled related party, the excess of the purchase price over the carrying value of the assets purchased has been reflected as a deduction against Shareholders’ Equity (Deficit), equivalent to a distribution of equity to the shareholder. The assets purchased and consideration given is as follows:

Property and equipment	$88,596
Patent claims	10,374
Inventory	1,770

Total assets purchased	100,740

Purchase price	(610,260)

Discount on note payable (Note 7)	(210,415)

Deduction in shareholders’ equity (deficit)	$(299,105)

This transaction was accounted for as a transfer between entities under common control, and the cost of these assets is based on the transferor’s historical cost of the asset. Management determined that the assets acquired did not meet the definition of a “business” as defined by accounting standards, or as a “predecessor business”, as defined in U.S. Securities and Exchange Commission (SEC) rules.

During the period ended September 30, 2012, the Company advanced to 2023682 Ontario Inc. $68,820. The amount is unsecured, non-interest bearing and is recorded as a loan receivable with no specific terms of repayment.

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7.	Notes payable — related parties

As of September 30, 2012, the Company has a convertible note payable of $508,550 (CDN $500,000) to 2023682 Ontario Inc. This note is due two years from the date of issue and accrues interest at 3% per annum. Should the Company be successful in a ‘going public’ transaction it is convertible into common shares of the Company at the average 5 day BID price within 30 days of the Company going public. This convertible note may be repaid at any time without penalty or bonus. This convertible note is interest free for the first 12 months post-closing of the asset purchase, thereafter, it accrues interest at the rate of 3% per annum This note was discounted resulting in an effective interest rate of 27%. As a result, a $210,415 discount to the note was recorded which is being amortized to interest expense over the term of the note.

Related party interest expense for the period ended September 30, 2012 was $nil.

8.	Convertible notes

During the period ended September 30, 2012, the Company issued three secured convertible notes under multiple funding arrangements with various third-party investors totaling $621,049. These notes bear interest at 10% per annum and mature two years from the date of issue. The convertible notes are secured until the Company goes public. At such time the Company goes public, the notes become convertible, at any time at the option of the holder, into shares of common stock of the Company at a conversion rate of the lower of CDN $1 per share or 20% below the original listing price of the shares. The convertible notes may be repaid at any time without penalty or bonus. The total amount of interest that has been expensed for the period ending September 30, 2012 is $14,563.

9.	Subsequent Events

Subsequent to September 30, 2012, the Company entered into a Draw Down facility with Segal Investments Inc. with a maximum credit of CDN $500,000. The Draw Down facility is secured until such time as the Company goes public and debt is converted to equity. Funds can be drawn down from this facility for one year from the signing of the facility. At the end of one year, the balance outstanding shall be converted into a convertible note which will have a further term of one year, and after the Company becomes public, it may be converted into a fixed number of commons shares of the Company at the lower of CDN $1.00 per share or 20% of the initial listing price. The Draw Down facility and the convertible note shall have an interest rate of 10% per annum on the amount outstanding. The Draw Down facility and the convertible note may be repaid at any time without penalty or bonus. As at December 14, 2012 the amount outstanding was $110,000.

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Subsequent to September 30, 2012, the Company also has entered into four convertible note agreements in the total amount of CDN $29,500 and US $345,081. The convertible notes have a term of two years are secured until such time as the Company goes public and debt is converted to equity. After the Company becomes public, they may be converted into a fixed number of commons shares of the Company at the lower of CDN$1.00 per share or 20% of the initial listing price. The convertible notes shall have an interest rate of 10% per annum on the amount outstanding. The convertible notes may be repaid at any time without penalty or bonus.

On December 14, 2012 the shareholders of the Company entered into an Exchange Agreement with Allied Technologies Group, Inc. (“Allied”), a company listed on the OTCBB, whereby all of the 2,130,000 shares of the Company were exchange for 2,130,000 shares of Allied and Allied has filed a Certificate of Amendment with the state of Nevada to change its name to Trio Resources, Inc. The Company paid Allied $250,000 and the principal shareholder of Allied cancelled 1,500,000 of his shares of Allied. The Company will be filing an 8K with the US Securities and Exchange Commissions which fully describes the transaction.

The Company evaluated all other subsequent events through December 14, 2012, the date the financial statements were available to be issued.

10. Commitments and Contingencies.

The Company has entered into a Consulting Services Agreement with Seagel Investment Corp. wherein in the event the company goes public Seagel Investment Corp shall be paid a commencement bonus equal to 5% of the shares of the Company.

The Company has entered into a rental agreement with Seagel Investment Corp wherein the Company pays monthly rent in the amount of CDN $1,500. The rental agreement expires on July 1, 2013 and the remaining rental payment commitment subsequent to year end is CDN $13,500.

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